UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2010

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 N. Crescent Ridge Drive, The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2010, Opexa Therapeutics, Inc. (the “Company”) entered into a Continuous Offering Program Agreement (the “Agreement”) with Rodman & Renshaw, LLC (“Rodman & Renshaw”), under which the Company may sell an aggregate of up to 2,000,000 shares of the Company’s common stock from time to time with Rodman & Renshaw acting as the agent for offers and sales. Rodman & Renshaw may sell the common stock by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933. Sales may be made directly on the NASDAQ Stock Market or to or through a market maker. Rodman & Renshaw may also sell the common stock in privately negotiated transactions, subject to the Company’s prior approval. The Company will pay Rodman & Renshaw a commission equal to 1% of the gross proceeds from the sale of common stock by it as agent under the Agreement. The Agreement may be terminated by either party at any time (without affecting any pending sale by Rodman & Renshaw on behalf of the Company).

The Company is offering these shares of common stock pursuant to a shelf registration statement on Form S-3, as amended (Registration No. 333-163108), declared effective by the Securities and Exchange Commission on November 23, 2009.

This summary of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Continuous Offering Program Agreement dated May 14, 2010 by and between Opexa Therapeutics, Inc. and Rodman & Renshaw, LLC.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 17, 2010	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Continuous Offering Program Agreement dated May 14, 2010 by and between Opexa Therapeutics, Inc. and Rodman & Renshaw, LLC.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).